UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



===============================================================================



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934





                                 Date of Report
               (Date of earliest event reported) January 20, 2004





                           GENERAL MOTORS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)







              STATE OF DELAWARE                                38-0572515
          (State or other jurisdiction of                   (I.R.S. Employer
          Incorporation or Organization)                  Identification No.)

      300 Renaissance Center, Detroit, Michigan                48265-3000
      (Address of Principal Executive Offices)                 (Zip Code)






        Registrant's telephone number, including area code (313) 556-5000

ITEM 12.  Disclosure of information on financial conditions

     On January 20, 2004, a news release was issued on the subject of fourth quarter consolidated earnings for General Motors Corporation (GM). The news release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of GM's Quarterly Report on Form 10-Q. The following is the fourth quarter earnings release for GM.

GM   Earns $3.8 Billion, or $7.14 Per Share in 2003
     -- Adjusted EPS of $5.62

Fourth Quarter Earnings $1.0 Billion, or $2.13 Per Share
     -- Adjusted EPS of $1.47

GMAC Posts Ninth Straight Year of Earnings Growth

GM Generated More Than $32 Billion in Cash in 2003

DETROIT - General Motors Corp. (NYSE: GM) today reported 2003 consolidated net income of $3.8 billion, or $7.14 per diluted share of common stock, compared with $1.7 billion, or $3.35 per share, in 2002. Revenue rose 4.6 percent to $185.5 billion from $177.3 billion in 2002, which is restated to exclude Hughes Electronics.

GM's adjusted income, which excludes special items and results from Hughes Electronics, totaled $3.2 billion, or $5.62 per share, in 2003, compared with $3.9 billion, or $6.98 per share in 2002.

                               FOURTH QUARTER 2003

In the fourth quarter of 2003, General Motors reported consolidated net income of $1.0 billion, or $2.13 per share, compared with $1.0 billion, or $1.71 per share, in the fourth quarter of 2002. Revenue rose 7.7 percent to $49.1 billion from $45.6 billion in the fourth quarter of 2002.

Excluding special items and Hughes, GM earned $838 million, or $1.47 per share, in the fourth quarter of 2003, compared with $934 million, or $1.67 per share, in the year ago period.

GM's fourth-quarter-2003 results reflect various special items with a net favorable effect of $339 million, or $0.72 per share. These special items include a net gain of $1.2 billion associated with the split-off of Hughes Electronics from GM and related sale of Hughes stock to News Corp., and a positive adjustment of $103 million to previous accruals for excess employees at certain North American facilities. These items were partially offset by a charge of $725 million for the cost of lump-sum payments and vehicle-discount vouchers to retirees as provided for in the 2003 United Auto Workers (UAW) labor contract, and additional restructuring actions at GM Europe totaling $218 million.

GM's 2003 results reflect increased dilution primarily attributable to the status of employee stock options, which reduced earnings per share by approximately $0.03 in the fourth quarter of 2003 and $0.08 in calendar year 2003. GM's 2003 results also include preliminary earnings from Hughes Electronics (NYSE: HS). Hughes, now an independent, publicly traded company, will report financial results at a later date. GM split off Hughes Electronics and retired the GM Class H common stock on Dec. 22, 2003.

GM financial results described throughout the remainder of this release exclude special items unless otherwise noted (see "Highlights").

                                 YEAR IN REVIEW

"GM reported solid overall results in 2003, reflecting strong contributions from GMAC and our Asia Pacific automotive operations," GM Chairman and Chief Executive Officer Rick Wagoner said. "By leveraging our strengths as a global manufacturer with strong brands and great cars and trucks, we expect to improve our automotive profitability, increase revenue and build market share in 2004."

GM generated more than $32 billion in cash in 2003, about three times the company's original target, including more than $10 billion in cash from automotive operations, as well as proceeds from non-core asset sales and global debt offerings.

GM's strong cash performance enabled the company to contribute a total of $18.5 billion to its U.S. pension plans and $3.3 billion to the Voluntary Employees' Beneficiary Associated (VEBA) Trust for retiree health-care benefits in 2003. As previously disclosed, GM contributed an additional $2.4 billion to the VEBA Trust in January 2004.

"These moves considerably strengthened our balance sheet, and enabled us to end the year with our combined U.S. hourly and salaried pension plans fully funded," Wagoner said. "This was a remarkable accomplishment considering that these plans were nearly $18 billion underfunded at the start of 2003."

Cash, marketable securities, and assets of the VEBA trust invested in short-term fixed-income securities totaled $26.9 billion at Dec. 31, 2003, excluding GMAC and Hughes, compared with $17.3 billion the end of 2002.

                            GM AUTOMOTIVE OPERATIONS

GM's global automotive operations earned $396 million in the fourth quarter of 2003, compared with $574 million in the year-ago quarter, excluding special items. The fourth- quarter-2003 results reflected sharply higher profits in the company's Asia Pacific operations, reduced losses in Europe, lower income in North America, and increased losses in Latin America. For all of 2003, GM's automotive operations earned $1.1 billion, compared with $2.6 billion in 2002. The deterioration in profitability is partially attributable to higher pension and health-care costs in the U.S.

GM increased its global market share to 15.2 percent in the fourth quarter of 2003 from 15.1 percent the prior year. For the full year, three out of four automotive regions posted gains, although GM's global market share declined to
14.7 percent from 15.0 percent. The decline reflects primarily the mix effect of strong industry growth in Asia where GM's share is less than its global share.

GM North America (GMNA) earned $397 million in the fourth quarter of 2003, compared with $644 million in the year-ago period, as lower production volumes and higher pension and health-care costs were partially offset by strong cost performance and favorable mix. For 2003, GMNA earned $1.2 billion, down from $3.1 billion in 2002.

Despite strong gains in the second half of the year, GM's share of the U.S. market in 2003 was 28.0 percent compared with 28.3 percent in 2002.

"While overall market share was down, we were pleased with our sales momentum in the second half of 2003 when our market share was 28.7 percent," Wagoner said. "As we continue our aggressive new-product cadence, we are optimistic about increasing market share in 2004.

"Over the last few years, we have significantly improved the quality and competitive position of our vehicles," Wagoner said. "This trend continued in 2003 with Cadillac leading the way. There's still more to do, but we believe our cars and trucks are beginning to change consumer perceptions."

GM Europe (GME) reported a loss of $66 million in the fourth quarter of 2003, compared with a loss of $129 million a year ago as continued material and structural cost reductions were partially offset by foreign-exchange losses, continued price pressure and unfavorable mix. For 2003, GME had a loss of $286 million, an improvement from the $549 million loss in 2002.

"While we're disappointed that we fell short of our financial targets in Europe, we continue to make good progress on cost reduction," Wagoner said. "In 2004, we expect to improve our operating performance as we launch new models such as the Opel Astra, Vectra wagon and a new, small convertible."

GM Asia Pacific (GMAP) earned $177 million in the fourth quarter of 2003, a significant improvement from year-ago earnings of $66 million. Continued strong performance by Shanghai GM in China and Holden in Australia, together with improved results from GM's equity alliances, contributed to GMAP's performance. For all of 2003, GMAP earned $577 million, more than three times the net income of $188 million in 2002.

"GM's Asia Pacific operations delivered great results in 2003, led by China and Australia," Wagoner said. "In 2003, China became the world's third-largest market, and we expect sales to continue to grow this year. GM is well positioned to participate in this growth through its joint ventures in China."

GM Latin America/Africa/Mid-East (GMLAAM) reported a loss of $112 million in the fourth quarter of 2003, compared with a loss of $7 million in the year-ago period. For all of 2003, GMLAAM reported a loss of $331 million, up from a loss of $181 million in 2002. Results for 2003 in Latin America were negatively affected by weak economic conditions and an asset write-down in Brazil.

                                      GMAC

GMAC reported record fourth-quarter income of $630 million in 2003, up 20 percent from the $524 million earned in the fourth quarter of 2002. All three of GMAC's business units -- Financing, Insurance and Mortgage Operations -- reported improved results during the quarter.

For calendar year 2003, GMAC posted another record year with income of $2.8 billion, compared with $1.9 billion in 2002. Earnings from financing operations improved as lower credit provisions offset the negative impact of narrower net-interest margins. Insurance operations benefited from higher underwriting income and a reduction in capital losses related to its investment portfolio. Income from mortgage operations more than doubled, reflecting record originations in both the residential and commercial mortgage sectors.

"GMAC had an outstanding year in 2003," Wagoner said. "In addition to delivering its ninth-straight year of earnings growth, GMAC also did a terrific job of diversifying its funding sources and supporting GM's auto sales around the globe."

                                 PROFIT SHARING

General Motors also announced that its approximately 125,000 hourly employees in the United States will receive a profit-sharing payment in 2004. A typical U.S. hourly employee, eligible under the profit-sharing program, would qualify for a payment of approximately $170.

                                  LOOKING AHEAD

GM expects global auto-industry sales to rise about 3 percent in 2004 to a record 60 million vehicles. In the United States, GM expects total U.S. industry vehicle sales of approximately 17.3 million. GM expects robust industry growth in Asia Pacific with moderate growth in Europe and the LAAM region.

GM expects to generate $5 billion in operating cash in 2004. In addition, GM estimates that earnings in the first quarter of 2004 will be approximately $1.75 per share, excluding any special items and at current dilution levels. For the 2004 calendar year, GM's earnings target is $6.00 to $6.50 per share, excluding any special items and at current dilution levels. (The dilution calculation may be affected by the Series C Convertible Senior Debentures issued by GM in July of 2003 and due in 2033.)

In this press release and related comments by General Motors management, our use of the words "expect," "anticipate," "estimate," "project," "forecast," "outlook," "target," "objective," "plan," "goal," "pursue" and similar expressions is intended to identify forward looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important factors that are described in GM's most recent report on SEC Form 10-K (at page II-18) which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: changes in economic conditions; currency exchange rates or political stability; shortages of fuel, labor strikes or work stoppages; market acceptance of the corporation's new products; significant changes in the competitive environment; changes in laws, regulations and tax rates; and, the ability of the corporation to achieve reductions in cost and employment levels to realize production efficiencies and implement capital expenditures at levels and times planned by management.


                                      # # #

                           General Motors Corporation
                        List of Special Items - After Tax
                 (dollars in millions except per share amounts)


     Management believes that the adjusted information set forth herein is useful to investors as it represents how Management views the results of operations and cash of the Corporation and, therefore, is the basis on which internal evaluation metrics are determined. The internal evaluation metrics are those used by the Corporation's Board of Directors to evaluate Management.


                                   Three Months Ended     Year to Date
                                     Dec. 31, 2003        Dec. 31, 2003
                                    ---------------      ---------------
                                     Net       $1-2/3     Net      $1-2/3
                                    Income       EPS     Income      EPS
                                    ------     -----     ------    -----
     REPORTED
     Income (loss) from continuing
      operations                      $(2)     $  -     $2,862     $5.03
     (Loss) from discontinued
      operations                     (164)    (0.06)      (219)    (0.09)
     Gain on sale of discontinued
      operations                    1,179      2.19      1,179      2.20
                                    -----      ----      -----      ----
     Net income                     1,013      2.13      3,822      7.14

     ADJUSTMENTS
     Hourly Retiree Lump Sum/
      Vouchers (A)                    725      1.27        725      1.28

     Reserve for Idled Workers (B)   (103)    (0.18)      (103)    (0.18)

     GME Restructuring Charge (C)     218      0.38        218      0.38

     Gain on Sale of GM Defense (D)     -         -       (505)    (0.89)

     Gain on sale of Hughes        (1,179)    (2.19)    (1,179)    (2.20)
                                    -----      ----      -----      ----
     Subtotal                        (339)    (0.72)      (844)    (1.61)
                                    -----      ----      -----      ----
     ADJUSTED
     Income from continuing
      operations                     $838     $1.47     $3,197     $5.62
     (Loss) from discontinued
      operations                     (164)    (0.06)      (219)    (0.09)
                                      ---      ----      -----      ----
     Adjusted income                 $674     $1.41     $2,978     $5.53
                                      ===      ====      =====      ====

     (A) The October 2003 contract with the United Auto Workers provided for lump-sum payments and vehicle discount vouchers for retirees, accounted for in GMNA and Other.
     (B) The Reserve for Idled Workers primarily relates to adjustments to previously established reserves for the Janesville, Wis. Plant, accounted for in GMNA.
     (C) The GME Restructuring Charge relates to the initiative implemented in the fourth quarter of 2003 to improve competitiveness of GM's automotive operations in Europe.
     (D) The Gain on Sale of GM Defense relates to the sale of GM's light armored vehicle business to General Dynamics Corporation for net proceeds of approximately $1.1 billion.

                           General Motors Corporation
                        List of Special Items - After Tax
                 (dollars in millions except per share amounts)

                                   Three Months Ended     Year to Date
                                     Dec. 31, 2002        Dec. 31, 2002
                                    ---------------      ---------------
                                     Net       $1-2/3     Net      $1-2/3
                                    Income       EPS     Income      EPS
                                    ------     -----     ------    -----
     REPORTED
     Income from continuing
      operations                     $934     $1.67     $1,975     $3.51
     Income(loss)from discontinued
      operations                       86      0.04       (239)    (0.16)
                                    -----      ----      -----      ----
     Net income                     1,020      1.71      1,736      3.35

     ADJUSTMENTS
     Fiat Investment (A)                -         -      1,371      2.44

     GMNA Production
      Footprint (B)                     -         -        116      0.21

     GME End of Life Vehicle
      Charge (C)                        -         -         55      0.10

     GME Restructuring
      Charge (D)                        -         -        407      0.72
                                    -----      ----      -----      ----
     Subtotal                           -         -      1,949      3.47
                                    -----      ----      -----      ----

     Adjustments to discontinued
      operations (E)                 (170)    (0.09)      (228)    (0.13)
                                    -----      ----      -----      ----
     ADJUSTED
     Income from continuing
      operations                     $934     $1.67     $3,924     $6.98

     (Loss) from discontinued
      operations                      (84)    (0.05)      (467)    (0.29)
                                    -----      ----      -----      ----

     Adjusted income                 $850     $1.62     $3,457     $6.69
                                    =====      ====      =====      ====


      (A) The Write-down of Fiat Investment relates to GM's investment in Fiat Auto Holdings, B.V. and reflects completion of an impairment study relating to the carrying value of that investment, which was reduced from $2.4 billion to $220 million.
      (B) The GMNA Production Footprint charge primarily relates to costs associated with the transfer of commercial truck production from Janesville, Wis., to Flint, Michigan.
      (C) The GME End of Life Vehicle Charge relates to the European Union's directive requiring member states to enact legislation regarding end-of-life vehicles and the responsibility of manufacturers for dismantling and recycling vehicles they have sold.
      (D) The GME Restructuring Charge relates to the initiative implemented in the first quarter of 2002 to improve the competitiveness of GM's automotive operations in Europe.
      (E)  Various adjustments recorded by Hughes.

                           General Motors Corporation
                       Summary Corporate Financial Results

                                    Fourth Quarter        Year to Date
                                    --------------       --------------
                                    2003       2002      2003      2002
                                    ----       ----      ----      ----
     (Dollars in millions except per share amounts)
     Total net sales and
      revenues                    $49,084   $45,584   $185,524  $177,324
      Adjusted                    $49,084   $45,584   $184,710  $177,324
     Income (loss) from continuing
      operations                      $(2)     $934     $2,862    $1,975
      Adjusted                       $838      $934     $3,197    $3,924
     Income (loss) from
      discontinued operations       $(164)      $86      $(219)    $(239)
      Adjusted                       (164)      (84)      (219)     (467)
     Net income                    $1,013    $1,020     $3,822    $1,736
      Adjusted                       $674      $850     $2,978    $3,457
     Net margin from continuing
      operations
      (Income from continuing
      operations/Total net sales
      and revenues)                     -       2.0%       1.5%      1.1%
      Adjusted                        1.7%      2.0%       1.7%      2.2%
     Earnings per share - basic
      $1-2/3 par value
        Continuing operations         $ -     $1.67      $5.10     $3.53
        Discontinued operations     $2.17     $0.04      $2.14    $(0.16)
                                     ----      ----       ----      ----
        Net income                  $2.17     $1.71      $7.24     $3.37
      Discontinued operations -
       Class H                     $(0.18)    $0.06     $(0.22)   $(0.21)
     Earnings per share - diluted
      $1-2/3 par value
        Continuing operations         $ -     $1.67      $5.03     $3.51
        Discontinued operations     $2.13     $0.04      $2.11    $(0.16)
                                     ----      ----       ----      ----
        Net income                  $2.13     $1.71      $7.14     $3.35
      Discontinued operations -
       Class H                     $(0.18)    $0.06     $(0.22)   $(0.21)

     Earnings per share - adjusted
      $1-2/3 par value
        Continuing operations       $1.47     $1.67      $5.62     $6.98
        Discontinued operations    $(0.06)   $(0.05)    $(0.09)   $(0.29)
                                     ----      ----       ----      ----
        Net income                  $1.41 (1) $1.62      $5.53     $6.69
      Discontinued operations -
       Class H                     $(0.12)   $(0.06)    $(0.16)   $(0.38)
     GM $1-2/3 par value average
      shares outstanding (Mil's)
      Basic shares                    561       560        561       560
      Diluted shares                  571       561        569       562
     Cash dividends per share
      of common stocks
      GM $1-2/3 par value           $0.50     $0.50      $2.00     $2.00




     See reconciliation of adjusted financial results on pages 9 - 14 and footnotes on page 16.

                           General Motors Corporation
                       Summary Corporate Financial Results

                                    Fourth Quarter        Year to Date
                                    --------------       --------------
                                    2003       2002      2003      2002
                                    ----       ----      ----      ----

     Book value per share of
      common stocks at Dec. 31
      GM $1-2/3 par value          $44.96     $9.06
      GM Class H                     N/A      $1.81

     AO total cash & marketable
      securities at Dec. 31
      ($Bil's)                      $23.5     $14.3
     Cash in short-term VEBA         $3.4      $3.0
                                     ----      ----
     Total Automotive cash &
      marketable securities plus
      short-term VEBA               $26.9     $17.3
                                     ====      ====

     Automotive and Other Operations ($Mil's)
      Depreciation                 $1,380    $1,023     $4,526    $3,675
      Amortization of special
        tools                       1,362       751      3,391     2,647
      Amortization of intangible
        assets                         10         -         29         1
                                    -----     -----      -----     -----
        Total                      $2,752    $1,774     $7,946    $6,323
                                    =====     =====      =====     =====


     See reconciliation of adjusted financial results on pages 9 - 14 and footnotes on page 16.

                           General Motors Corporation
                       Summary Corporate Financial Results

                                 Fourth Quarter
                                  2003 and 2002
                                 --------------
     (Dollars in millions)
     Total net sales and         Reported      Special Items       Adjusted
     revenues                    --------       ------------       --------
                              2003     2002     2003   2002     2003      2002
                              ----     ----     ----   ----     ----      ----
     GMNA                   $30,979  $29,190      $ -    $ -  $30,979   $29,190
     GME                      7,283    6,763        -      -    7,283     6,763
     GMLAAM                   1,919    1,342        -      -    1,919     1,342
     GMAP                     1,540    1,180        -      -    1,540     1,180
                             ------   ------       --     --   ------    ------
      Total GMA              41,721   38,475        -      -   41,721    38,475
     Other                      108       58        -      -      108        58
                             ------   ------       --     --   ------    ------
      Total AO               41,829   38,533        -      -   41,829    38,533
                             ------   ------       --     --   ------    ------
     GMAC                     7,201    7,050        -      -    7,201     7,050
     Other Financing             54        1        -      -       54         1
                             ------   ------       --     --   ------    ------
      Total FIO               7,255    7,051        -      -    7,255     7,051
                             ------   ------       --     --   ------    ------
     Total net sales and
     revenues               $49,084  $45,584      $ -    $ -  $49,084   $45,584
                             ======   ======       ==     ==   ======    ======

     Income (loss) from
     continuing operations
     before income taxes and
     minority interest
     GMNA                     $(114)    $855     $556    $ -     $442      $855
     GME                       (510)    (233)     311      -     (199)     (233)
     GMLAAM                    (188)      (6)       -      -     (188)       (6)
     GMAP                        31       45        -      -       31        45
                              -----    -----      ---     --    -----       ---
      Total GMA                (781)     661      867      -       86       661
     Other                     (820)    (291)     447      -     (373)     (291)
                              -----    -----    -----     --    -----       ---
      Total AO               (1,601)     370    1,314      -     (287)      370
                              -----    -----    -----     --    -----       ---
     GMAC                     1,002      778        -      -    1,002       778
     Other Financing             63        4        -      -       63         4
                              -----    -----       --     --    -----       ---
      Total FIO               1,065      782        -      -    1,065       782
                              -----    -----       --     --    -----       ---
     Total income (loss)
     from continuing
     operations before
     income taxes and
     minority interest        $(536)  $1,152   $1,314    $ -     $778    $1,152
                               ====    =====    =====     ==      ===     =====

                           General Motors Corporation
                       Summary Corporate Financial Results

                                 Fourth Quarter
                                  2003 and 2002
                                 ---------------
     (Dollars in millions)        Reported       Special Items       Adjusted
                                  --------        ------------       --------
                                2003     2002    2003    2002     2003     2002
                                ----     ----    ----    ----     ----     ----
     Income (loss) from
     continuing operations
     GMNA                       $52     $644     $345     $-     $397      $644
     GME                       (284)    (129)     218      -      (66)     (129)
     GMLAAM                    (112)      (7)       -      -     (112)       (7)
     GMAP                       177       66        -      -      177        66
                                ---      ---      ---    ---      ---       ---
      Total GMA                (167)     574      563      -      396       574
     Other                     (511)    (210)     277      -     (234)     (210)
                                ---      ---      ---    ---      ---       ---
      Total AO                 (678)     364      840      -      162       364
                                ---      ---      ---    ---      ---       ---
     GMAC                       630      524        -      -      630       524
     Other Financing             46       46        -      -       46        46
                                ---      ---      ---    ---      ---       ---
      Total FIO                 676      570        -      -      676       570
                                ---      ---      ---    ---      ---       ---
     Income (loss) from
     continuing operations      $(2)    $934     $840     $-     $838      $934
     Income (loss) from
      discontinued
      operations               (164)      86        -   (170)    (164)      (84)
     Gain on sale of
      discontinued
      operations              1,179        -   (1,179)     -        -         -
                              -----    -----    -----    ---      ---       ---

     Net income (loss)       $1,013   $1,020    $(339) $(170)    $674      $850
                              =====    =====      ===    ===      ===       ===
     Income tax expense
      (benefit)
     GMNA                      $(97)    $246     $211     $-     $114      $246
     GME                       (151)     (62)      93      -      (58)      (62)
     GMLAAM                     (66)       3        -      -      (66)        3
     GMAP                        18       43        -      -       18        43
                                ---      ---      ---    ---      ---       ---
      Total GMA                (296)     230      304      -        8       230
     Other                     (329)    (114)     170      -     (159)     (114)
                                ---      ---      ---    ---      ---       ---
      Total AO                 (625)     116      474      -     (151)      116
                                ---      ---      ---    ---      ---       ---
     GMAC                       283      243        -      -      283       243
     Other Financing             13      (42)       -      -       13       (42)
                                ---      ---      ---    ---      ---       ---
      Total FIO                 296      201        -      -      296       201
                                ---      ---      ---    ---      ---       ---
     Income tax expense
      (benefit)               $(329)    $317     $474    $ -     $145      $317
                                ===      ===      ===    ===      ===       ===

                           General Motors Corporation
                       Summary Corporate Financial Results
                                 Fourth Quarter
                                  2003 and 2002
                                 ---------------

     (Dollars in millions)        Reported       Special Items       Adjusted
                                  --------        ------------       --------
                                2003     2002    2003    2002     2003    2002
                                ----     ----    ----    ----     ----    ----
     Effective tax rate
     GMNA                      85.1%    28.8%    38.0%     -     25.8%    28.8%
     GME                       29.6%    26.6%    30.0%     -     29.1%    26.6%
     GMLAAM                    35.1%   (50.0%)      -      -     35.1%   (50.0%)
     GMAP                      58.1%    95.6%       -      -     58.1%    95.6%
     GMAC                      28.2%    31.2%       -      -     28.2%    31.2%
     Total GM Corp. (2)        43.4%    29.3%    36.1%  41.4%    26.0%   26.0%

     Equity income and
     minority interests
     GMNA                       $69      $35      $ -    $ -      $69      $35
     GME                         75       42        -      -       75       42
     GMLAAM                      10        2        -      -       10        2
     GMAP                       164       64        -      -      164       64
                                ---      ---      ---    ---      ---      ---
     Total GMA                 $318     $143      $ -    $ -     $318     $143
                                ===      ===      ===    ===      ===      ===

     See footnotes on page 16.

                           General Motors Corporation
                       Summary Corporate Financial Results

                                  Year to Date
                                  2003 and 2002
                                 --------------
     (Dollars in millions)
     Total net sales and        Reported        Special Items       Adjusted
     revenues                   --------        ------------        --------
                             2003      2002     2003    2002     2003     2002
                             ----      ----     ----    ----     ----     ----
     GMNA                 $116,310   $115,809    $ -     $ -  $116,310 $115,809
     GME                    27,478     23,912      -       -    27,478   23,912
     GMLAAM                  5,387      5,110      -       -     5,387    5,110
     GMAP                    5,338      4,524      -       -     5,338    4,524
                           -------    -------    ---      --   -------  -------
      Total GMA            154,513    149,355      -       -   154,513  149,355
     Other                   1,318        895   (814)      -       504      895
                           -------    -------    ---      --   -------  -------
      Total AO             155,831    150,250   (814)      -   155,017  150,250
                           -------    -------    ---      --   -------  -------
     GMAC                   29,625     26,841      -       -    29,625   26,841
     Other Financing            68        233      -       -        68      233
                           -------    -------    ---      --   -------  -------
      Total FIO             29,693     27,074      -       -    29,693   27,074
                           -------    -------    ---      --   -------  -------
     Total net sales and
     revenues             $185,524   $177,324  $(814)    $ -  $184,710 $177,324
                           =======    =======    ===      ==   =======  =======

     Income (loss) from
     continuing operations
     before income taxes
     and minority interest
     GMNA                     $915     $4,160   $556    $186    $1,471   $4,346
     GME                      (909)    (1,523)   311     726      (598)    (797)
     GMLAAM                   (474)      (240)     -       -      (474)    (240)
     GMAP                       61         10      -       -        61       10
                            ------      -----    ---   -----     -----    -----
      Total GMA               (407)     2,407    867     912       460    3,319
     Other                  (1,101)    (3,040)  (367)  2,211    (1,468)    (829)
                            ------      -----    ---   -----     -----    -----
      Total AO              (1,508)      (633)   500   3,123    (1,008)   2,490
                            ------      -----    ---   -----     -----    -----
     GMAC                    4,442      3,001      -       -     4,442    3,001
     Other Financing            47        (30)     -       -        47      (30)
                            ------      -----    ---   -----     -----    -----
      Total FIO              4,489      2,971      -       -     4,489    2,971
                            ------      -----    ---   -----     -----    -----
     Total income from
     continuing operations
     before income taxes
     and minority interests $2,981     $2,338   $500  $3,123    $3,481   $5,461
                             =====      =====    ===   =====     =====    =====

                           General Motors Corporation
                       Summary Corporate Financial Results

                                  Year to Date
                                  2003 and 2002
                                 --------------
     (Dollars in millions)       Reported       Special Items      Adjusted
                                 --------       ------------       --------
                               2003     2002    2003    2002     2003     2002
                               ----     ----    ----    ----     ----     ----
     Income (loss) from
     continuing operations
     GMNA                      $811   $2,992     $345    $116  $1,156   $3,108
     GME                       (504)  (1,011)     218     462    (286)    (549)
     GMLAAM                    (331)    (181)       -       -    (331)    (181)
     GMAP                       577      188        -       -     577      188
                              -----    -----      ---   -----   -----    -----
      Total GMA                 553    1,988      563     578   1,116    2,566
     Other                     (518)  (1,895)    (228)  1,371    (746)    (524)
                              -----   -----       ---   -----   -----    -----
      Total AO                   35       93      335   1,949     370    2,042
                              -----    -----      ---   -----   -----    -----
     GMAC                     2,793    1,870        -       -   2,793    1,870
     Other Financing             34       12        -       -      34       12
                              -----    -----      ---   -----   -----    -----
      Total FIO               2,827    1,882        -       -   2,827    1,882
                              -----    -----      ---   -----   -----    -----
     Income from continuing
     operations              $2,862   $1,975     $335  $1,949  $3,197   $3,924

     (Loss) from discontinued
     operations                (219)    (239)       -    (228)   (219)    (467)
     Gain on sale of
     discontinued operations  1,179        -   (1,179)      -       -        -
                              -----    -----    -----   -----   -----    -----

     Net income (loss)       $3,822   $1,736    $(844) $1,721  $2,978   $3,457
                              =====    =====      ===   =====   =====    =====

     Income tax expense
     (benefit)
     GMNA                      $171   $1,213     $211     $70    $382   $1,283
     GME                       (303)    (436)      93     264    (210)    (172)
     GMLAAM                    (149)     (76)       -       -    (149)     (76)
     GMAP                        44       55        -       -      44       55
                              -----    -----      ---   -----   -----    -----
      Total GMA                (237)     756      304     334      67    1,090
     Other                     (632)  (1,134)    (139)    840    (771)    (294)
                              -----    -----      ---   -----   -----    -----
      Total AO                 (869)    (378)     165   1,174    (704)     796
                              -----    -----      ---   -----   -----    -----
     GMAC                     1,591    1,071        -       -   1,591    1,071
     Other Financing              9      (49)       -       -       9      (49)
                              -----    -----      ---   -----   -----    -----
      Total FIO               1,600    1,022        -       -   1,600    1,022
                              -----    -----      ---   -----   -----    -----
     Income tax expense        $731     $644     $165  $1,174    $896   $1,818
                                ===      ===      ===   =====     ===    =====

                           General Motors Corporation
                       Summary Corporate Financial Results

                                  Year to Date
                                  2003 and 2002
                                 --------------

     (Dollars in millions)         Reported       Special Items      Adjusted
                                   --------       ------------       --------
                                2003     2002     2003    2002    2003     2002
                                ----     ----     ----    ----    ----     ----
     Effective tax rate
     GMNA                      18.7%    29.2%    38.0%   37.6%   26.0%    29.5%
     GME                       33.3%    28.6%    30.0%   36.4%   35.1%    21.6%
     GMLAAM                    31.4%    31.7%     -       -      31.4%    31.7%
     GMAP                      72.1%   550.0%     -       -      72.1%   550.0%
     GMAC                      35.8%    35.7%     -       -      35.8%    35.7%
     Total GM Corp. (2)        24.5%    25.6%    33.0%   37.2%   26.0%    32.2%

     Equity income (loss)
     and minority interests
     GMNA                       $67      $45      $ -     $ -     $67      $45
     GME                        102       76        -       -     102       76
     GMLAAM                      (6)     (17)       -       -      (6)     (17)
     GMAP                       560      233        -       -     560      233
                                ---      ---       --      --     ---      ---
     Total GMA                 $723     $337      $ -     $ -    $723     $337
                                ===      ===       ==      ==     ===      ===

     See footnotes on page 16.

                           General Motors Corporation
                              Operating Statistics

                                    Fourth Quarter        Year to Date
                                    --------------       --------------
                                    2003       2002      2003      2002
                                    ----       ----      ----      ----
     (units in thousands)
     Worldwide Wholesale Sales
      United States - Cars           522        535      1,961    2,103
      United States - Trucks         766        754      2,971    2,832
                                   -----      -----      -----    -----
        Total United States        1,288      1,289      4,932    4,935
      Canada, Mexico, and Other      196        205        675      786
                                   -----      -----      -----    -----
        Total GMNA                 1,484      1,494      5,607    5,721
      GME                            412        420      1,657    1,645
      GMLAAM                         183        164        561      640
      GMAP                            70         92        273      405
                                   -----      -----      -----    -----
        Total Worldwide            2,149      2,170      8,098    8,411
                                   =====      =====      =====    =====

     Vehicle Unit Deliveries
      Chevrolet - Cars               189        161        801      747
      Chevrolet - Trucks             460        466      1,855    1,896
      Pontiac                        123        115        476      517
      GMC                            153        146        579      561
      Buick                           79        108        337      432
      Oldsmobile                      30         32        126      155
      Saturn                          54         69        271      280
      Cadillac                        62         54        216      200
      Other                           24         23         96       71
                                   -----      -----      -----    -----
        Total United States        1,174      1,174      4,757    4,859
      Canada, Mexico, and Other      169        192        683      762
                                   -----      -----      -----    -----
        Total GMNA                 1,343      1,366      5,440    5,621
      GME                            432        411      1,821    1,765
      GMLAAM                         178        132        570      565
      GMAP                           222        165        764      674
                                   -----      -----      -----    -----
        Total Worldwide            2,175      2,074      8,595    8,625
                                   =====      =====      =====    =====

     Market Share
      United States - Cars          26.8%       25.5%     25.7%    25.4%
      United States - Trucks        30.2%       32.1%     29.9%    31.0%
        Total United States         28.8%       29.2%     28.0%    28.3%
      Total North America           28.1%       28.5%     27.4%    27.9%
      Total Europe                   9.4%        9.2%      9.4%     9.1%
      Total LAAM                    17.8%       15.5%     16.0%    15.7%
      Asia and Pacific               5.7%        4.6%      4.9%     4.6%
        Total Worldwide             15.2%       15.1%     14.7%    15.0%

     U.S. Retail/Fleet Mix
      % Fleet Sales - Cars          36.9%       29.7%     31.7%    28.9%
      % Fleet Sales - Trucks        15.6%       10.3%     13.6%    11.3%
        Total Vehicles              23.9%       17.9%     21.1%    18.8%

     Retail Lease as % of Retail Sales
      Total Smartlease
      and Smartbuy                   8.5%       7.1%

     Days Supply of Inventory
      at December 31
      United States - Cars            79         77
      United States - Trucks          86         62

     GMNA Capacity Utilization
      (2 shift rated)               94.3%      96.5%      89.7%    90.2%

     GMNA Vehicle Revenue
      Per Unit                   $19,311    $18,538

                           General Motors Corporation
                              Operating Statistics

                                    Fourth Quarter        Year to Date
                                    --------------       --------------
                                    2003       2002      2003      2002
                                    ----       ----      ----      ----

     GMAC's U.S. Cost of Borrowing  3.30%      3.93%

     Current Debt Spreads Over
      U.S. Treasuries
      2 Year                         120 bp     330 bp
      5 Year                         140 bp     335 bp
      10 Year                        165 bp     335 bp

     Worldwide Employment
      at December 31 (in 000's)
      United States Hourly           118        124
      United States Salary            40         41
                                     ---        ---
        Total United States          158        165
      Canada, Mexico, and Other       32         33
                                     ---        ---
      GMNA                           190        198
      GME                             62         66
      GMLAAM                          23         24
      GMAP                            14         11
      GMAC                            31         31
      Other                            5          7
                                     ---        ---
        Total                        325        337
                                     ===        ===

     Worldwide Payrolls ($Bil's)    $5.7       $5.4      $21.5    $21.0

     Footnotes:
     ---------

     (1) This amount is comparable to First Call analysts' consensus.
     (2) Total GM Corporation effective tax rate includes Hughes operations results through December 22, 2003.

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                            Three Months Ended December 31,
                                            -------------------------------
                                                 2003           2002
                                                 ----           ----
                                             (dollars in millions except
                                                 per share amounts)

     Total net sales and revenues             $49,084        $45,584
                                               ------         ------
     Cost of sales and other expenses          41,894         37,388
     Selling, general, and administrative
     expenses                                   5,053          5,196
     Interest expense                           2,673          1,848
                                               ------         ------
      Total costs and expenses                 49,620         44,432
                                               ------         ------
     Income (loss) from continuing
     operations before income
      taxes and minority interests               (536)         1,152
     Income tax expense (benefit)                (329)           317
     Equity income and minority interests         205             99
                                                  ---           ----
     Income (loss) from continuing
     operations                                    (2)           934
     Income (loss) from discontinued
     operations                                  (164)            86
     Gain on sale of discontinued
       operations                               1,179              -
                                                -----          -----

      Net income                               $1,013         $1,020
                                                =====          =====

     Basic earnings (loss) per share
     attributable to common stocks
     $1-2/3 par value
      Continuing operations                       $ -          $1.67
      Discontinued operations                   $2.17          $0.04
                                                 ----           ----
     Earnings per share attributable to
       $1-2/3 par value                         $2.17          $1.71
                                                 ====           ====

     Earnings per share from discontinued
     operations attributable  to Class H       $(0.18)         $0.06
                                                 ====           ====

     Earnings (loss) per share
     attributable to common stocks
     assuming dilution
     $1-2/3 par value
      Continuing operations                       $ -          $1.67
      Discontinued operations                   $2.13          $0.04
                                                 ----           ----
     Earnings per share attributable to
       $1-2/3 par value                         $2.13          $1.71
                                                 ====           ====

     Earnings per share from discontinued
     operations attributable to Class H        $(0.18)         $0.06
                                                 ====           ====

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

        SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                            Three Months Ended December 31,
                                            -------------------------------
                                                 2003           2002
                                                 ----           ----
                                                (dollars in millions)

     AUTOMOTIVE AND OTHER OPERATIONS

     Total net sales and revenues              $41,829        $38,533
                                                ------         ------
     Cost of sales and other expenses           39,157         34,870
     Selling, general, and administrative
     expenses                                    3,470          3,157
     Interest expense                              710             48
                                              --------       --------
      Total costs and expenses                  43,337         38,075
     Net expense from transactions with
      Financing and Insurance Operations            93             88
                                              --------       --------
     Income (loss) from continuing
       operations before income taxes
       and minority interests                   (1,601)           370
     Income tax (benefit) expense                 (625)           116
     Equity income and minority interests          298            110
                                                  ----           ----
     Income (loss) from continuing
     operations                                   (678)           364
     Income (loss) from discontinued
     operations                                   (164)            86
     Gain on sale of discontinued
       operations                                1,179              -
                                                 -----          -----

      Net income - Automotive and Other
        Operations                                $337           $450
                                                   ===            ===


     FINANCING AND INSURANCE OPERATIONS

     Total revenues                             $7,255         $7,051
                                                 -----          -----

     Interest expense                            1,963          1,800
     Depreciation and amortization expense       1,464          1,432
     Operating and other expenses                1,999          2,172
     Provisions for financing and
       insurance losses                            857            953
                                                ------         ------

      Total costs and expenses                   6,283          6,357
     Net income from transactions with
     Automotive and Other Operations               (93)           (88)
                                                ------          -----

     Income before income taxes and
     minority interests                          1,065            782
     Income tax expense                            296            201
     Equity income (loss) and minority
       interests                                   (93)           (11)
                                                 -----           ----

      Net income - Financing and Insurance
       Operations                                 $676           $570
                                                   ===            ===

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                                                    Years Ended December 31,
                                                    ------------------------
                                                   2003       2002       2001
                                                   ----       ----       ----
                                                   (dollars in millions except
                                                       per share amounts)
     GENERAL MOTORS CORPORATION AND SUBSIDIARIES
     Total net sales and revenues               $185,524   $177,324   $169,051
                                                 -------    -------    -------
     Cost of sales and other expenses            152,071    146,793    138,847
     Selling, general, and administrative
     expenses                                     21,008     20,690     19,433
     Interest expense                              9,464      7,503      8,317
                                                 -------    -------    -------
      Total costs and expenses                   182,543    174,986    166,597
                                                 -------    -------    -------
     Income from continuing operations before
     income taxes and minority interests           2,981      2,338      2,454

     Income tax expense                              731        644      1,094
     Equity income (loss) and minority interests     612        281       (138)
                                                   -----      -----      -----
     Income from continuing operations             2,862      1,975      1,222
     Loss from discontinued operations              (219)      (239)      (621)
     Gain on sale of discontinued operations       1,179          -          -
                                                   -----      -----      -----
      Net income                                   3,822      1,736        601
     Dividends on preference stocks                    -       (46)        (99)
                                                   -----      -----       ----
      Earnings attributable to common stocks      $3,822     $1,690       $502
                                                   =====      =====        ===

     Basic earnings (loss) per share
     attributable to common stocks
     $1-2/3 par value
      Continuing operations                        $5.10      $3.53      $2.21
      Discontinued operations                      $2.14     $(0.16)    $(0.42)
                                                    ----       ----       ----
     Earnings per share attributable to $1-2/3
       par value                                   $7.24      $3.37      $1.79
                                                    ====       ====       ====

     Earnings per share from discontinued
     operations attributable to Class H           $(0.22)    $(0.21)    $(0.55)
                                                    ====       ====       ====


     Earnings (loss) per share attributable to
      common stocks assuming dilution
     $1-2/3 par value
      Continuing operations                        $5.03      $3.51      $2.20
      Discontinued operations                      $2.11     $(0.16)    $(0.43)
                                                    ----       ----       ----
     Earnings per share attributable to $1-2/3
        par value                                  $7.14      $3.35      $1.77
                                                    ====       ====       ====

     Earnings per share from discontinued
     operations attributable to Class H           $(0.22)    $(0.21)    $(0.55)
                                                    ====       ====       ====

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

        SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED STATEMENTS OF INCOME

                                                    Years Ended December 31,
                                                    ------------------------
                                                   2003       2002       2001
                                                   ----       ----       ----
                                                      (dollars in millions)
      AUTOMOTIVE AND OTHER OPERATIONS
      Total net sales and revenues              $155,831   $150,250   $143,173
                                                 -------    -------    -------
      Cost of sales and other expenses           143,464    138,359    130,158
      Selling, general, and administrative
        expenses                                  11,863     11,749     12,430
                                                 -------    -------    -------

        Total costs and expenses                 155,327    150,108    142,588
                                                 -------    -------    -------
      Interest expense                             1,780        479        572
      Net expense from transactions with
        Financing and Insurance Operations           232        296        435
                                                     ---        ---        ---
      (Loss) from continuing operations before
      income taxes  and minority interests        (1,508)      (633)      (422)

      Income tax (benefit) expense                  (869)      (378)        56
      Equity income (loss) and minority
        interests                                    674        348        (68)
                                                     ---        ---        ---

      Income (loss) from continuing operations        35         93       (546)
      (Loss) from discontinued operations           (219)      (239)      (621)
      Gain on sale of discontinued operations      1,179          -          -
                                                   -----        ---      -----
        Net income (loss) - Automotive and
          Other Operations                          $995      $(146)   $(1,167)
                                                     ===        ===      =====



      FINANCING AND INSURANCE OPERATIONS

      Total revenues                             $29,693    $27,074    $25,878
                                                  ------     ------     ------

      Interest expense                             7,684      7,024      7,745
      Depreciation and amortization expense        6,032      5,541      5,857
      Operating and other expenses                 8,529      8,306      7,308
      Provisions for financing and insurance
        losses                                     3,191      3,528      2,527
                                                  ------     ------     ------

        Total costs and expenses                  25,436     24,399     23,437
                                                  ------     ------     ------
      Net income from transactions with
      Automotive and Other Operations               (232)      (296)      (435)
                                                  ------     ------     ------

      Income before income taxes and minority
        interests                                  4,489      2,971      2,876
      Income tax expense                           1,600      1,022      1,038
      Equity income (loss) and minority
        interests                                    (62)       (67)       (70)
                                                   -----      -----      -----

        Net income - Financing and Insurance
          Operations                              $2,827     $1,882     $1,768
                                                   =====      =====      =====

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                               December 31,
                                                               ------------
                                                               2003     2002
                                                               ----     ----
                              ASSETS                      (dollars in  millions)

     Cash and cash equivalents                               $30,054  $20,320
     Other marketable securities                              24,715   16,825
                                                              ------   ------
      Total cash and marketable securities                    54,769   37,145
     Finance receivables - net                               172,423  133,964
     Loans held for sale                                      19,609   15,720
     Accounts and notes receivable (less allowances)          21,246   16,106
     Inventories (less allowances)                            10,960    9,737
     Assets of discontinued operations                             -   18,653
     Deferred income taxes                                    27,190   39,767
     Net equipment on operating leases
      (less accumulated depreciation)                         34,383   31,026
     Equity in net assets of nonconsolidated associates        6,032    5,097
     Property - net                                           38,211   35,956
     Intangible assets - net                                   4,760   10,796
     Other assets                                             58,924   15,086
                                                             -------  -------
      Total assets                                          $448,507 $369,053
                                                             =======  =======

               LIABILITIES AND STOCKHOLDERS' EQUITY

     Accounts payable (principally trade)                    $25,422  $21,138
     Notes and loans payable                                 271,756  200,168
     Liabilities of discontinued operations                        -    7,956
     Postretirement benefits other than pensions              36,292   38,152
     Pensions                                                  8,024   22,679
     Deferred income taxes                                     7,508    6,523
     Accrued expenses and other liabilities                   73,930   65,344
                                                             -------  -------
      Total liabilities                                      422,932  361,960
     Minority interests                                          307      279
     Stockholders' equity
     $1-2/3 par value common stock
       (outstanding, 561,997,725
       and 560,447,797 shares)                                   937      936
     Class H common stock (outstanding,
       958,284,272 shares in 2002)                                 -       96
     Capital surplus (principally additional
       paid-in capital)                                       15,185   21,583
     Retained earnings                                        12,710   10,031
                                                              ------   ------
        Subtotal                                              28,832   32,646
     Accumulated foreign currency translation adjustments     (1,815)  (2,784)
     Net unrealized losses on derivatives                         51     (205)
     Net unrealized gains on securities                          660      372
     Minimum pension liability adjustment                     (2,460) (23,215)
                                                               -----   ------
        Accumulated other comprehensive loss                  (3,564) (25,832)
                                                               -----   ------

         Total stockholders' equity                           25,268    6,814
                                                              ------  -------
     Total liabilities and stockholders' equity             $448,507 $369,053
                                                             =======  =======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

           SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED BALANCE SHEETS

                                                                December 31,
                                                                ------------
     GENERAL MOTORS CORPORATION AND SUBSIDIARIES               2003     2002
                                                               ----     ----
                              ASSETS                     (dollars in  millions)
     Automotive and Other Operations
     Cash and cash equivalents                               $11,924  $12,162
     Marketable securities                                    11,567    2,174
                                                              ------   ------
      Total cash and marketable securities                    23,491   14,336
     Accounts and notes receivable (less allowances)           5,380    4,735
     Inventories (less allowances)                            10,960    9,737
     Assets of discontinued operations                             -   18,653
     Net equipment on operating leases (less accumulated
       depreciation)                                           7,173    5,305
     Deferred income taxes and other current assets           10,851    9,631
                                                              ------   ------
      Total current assets                                    57,855   62,397
     Equity in net assets of nonconsolidated associates        6,032    5,097
     Property - net                                           36,071   34,135
     Intangible assets - net                                   1,479    7,453
     Deferred income taxes                                    18,086   31,431
     Other assets                                             42,262    1,461
                                                             -------  -------
     Total Automotive and Other Operations assets            161,785  141,974
     Financing and Insurance Operations
     Cash and cash equivalents                                18,130    8,158
     Investments in securities                                13,148   14,651
     Finance receivables - net                               172,423  133,964
     Loans held for sale                                      19,609   15,720
     Net equipment on operating leases (less accumulated
       depreciation)                                          27,210   25,721
     Other assets                                             36,202   28,865
     Net receivable from Automotive and Other Operations       1,492    1,089
                                                             -------  -------
      Total Financing and Insurance Operations assets        288,214  228,168
                                                             -------  -------
     Total assets                                           $449,999 $370,142
                                                             =======  =======
               LIABILITIES AND STOCKHOLDERS' EQUITY
     Automotive and Other Operations
     Accounts payable (principally trade)                    $21,542  $17,919
     Loans payable                                             2,813    1,994
     Liabilities of discontinued operations                        -    7,956
     Accrued expenses                                         45,417   39,113
     Net payable to Financing and Insurance Operations         1,492    1,089
                                                              ------   ------
      Total current liabilities                               71,264   68,071
     Long-term debt                                           29,593   14,261
     Postretirement benefits other than pensions              32,285   34,244
     Pensions                                                  7,952   22,633
     Other liabilities and deferred income taxes              15,567   13,734
                                                             -------  -------
      Total Automotive and Other Operations liabilities      156,661  152,943
     Financing and Insurance Operations
     Accounts payable                                          3,880    3,219
     Debt                                                    239,350  183,913
     Other liabilities and deferred income taxes              24,533   22,974
                                                             -------  -------
      Total Financing and Insurance Operations liabilities   267,763  210,106
                                                             -------  -------
        Total liabilities                                    424,424  363,049
     Minority interests                                          307      279
      Total stockholders' equity                              25,268    6,814
                                                             -------  -------
     Total liabilities and stockholders' equity             $449,999 $370,142
                                                             =======  =======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                For The Years Ended December 31,
                                                --------------------------------
                                                       2003     2002      2001
                                                       ----     ----      ----
     Cash flows from operating activities              (dollars in millions)
     Income from continuing operations               $2,862    $1,975   $1,222
     Adjustments to reconcile income
      from continuing operations to net cash
      provided by operating activities
        Depreciation and amortization expenses       13,977    11,865   11,764
         Postretirement benefits other than
         pensions, net of payments and
         VEBA contributions                          (1,563)     (208)   1,882
        Pension expense, net of contributions       (13,849)   (3,396)     144
        Net change in mortgage loans                    456    (4,716)  (4,608)
        Net change in mortgage securities               236      (656)    (777)
        Change in other investments and
          miscellaneous assets                       (1,445)     (478)     (59)
        Change in other operating assets and
          liabilities                                 3,204       855     (622)
        Other                                         3,722     3,221    4,215
                                                      -----    ------   ------
     Net cash provided by operating activities       $7,600   $13,177  $12,180
                                                      -----    ------   ------

     Cash flows from investing activities
     Expenditures for property                       (7,330)   (6,871)  (7,832)
     Investments in marketable securities -
        acquisitions                                (25,456)  (39,386) (38,248)
     Investments in marketable securities -
        liquidations                                 18,549    35,688   37,560
     Net change in mortgage servicing rights         (2,556)   (1,711)  (2,075)
     Increase in finance receivables               (149,419) (143,025)(107,567)
     Proceeds from sale of business units             4,148         -        -
     Proceeds from sale of finance receivables      107,504   117,276   95,949
     Operating leases - acquisitions                (11,761)  (16,624) (12,938)
     Operating leases - liquidations                  9,952    13,994   11,892
     Investments in companies, net of cash acquired    (201)     (870)  (1,283)
     Other                                           (1,422)    1,005      127
                                                     ------    ------   ------
     Net cash used in investing activities          (57,992)  (40,524) (24,415)
                                                     ------    ------   ------

     Cash flows from financing activities
     Net (decrease) increase in loans payable           235       770  (21,740)
     Long-term debt - borrowings                     97,391    51,411   62,957
     Long-term debt - repayments                    (38,962)  (24,365) (19,790)
     Repurchases of common and preference stocks          -       (97)    (264)
     Proceeds from issuing common stocks                  -        62      100
     Proceeds from sales of treasury stocks              60        19      418
     Cash dividends paid to stockholders             (1,121)   (1,121)  (1,105)
     Other                                            1,319    2,638       924
                                                     -------  -------   ------
     Net cash provided by financing activities       58,922    29,317   21,500
                                                     ------    ------   ------

     Net cash provided by discontinued operations       275         -        -

     Effect of exchange rate changes on cash
        and cash equivalents                            929       495      (96)
                                                     ------    ------   -------

     Net increase (decrease) in cash and cash
        equivalents                                   9,734     2,465    9,169
     Cash and cash equivalents at beginning of the
        year                                         20,320    17,855    8,686
                                                     ------    ------   ------
     Cash and cash equivalents at end of the year   $30,054   $20,320  $17,855
                                                     ======    ======   ======

                   GENERAL MOTORS CORPORATION AND SUBSIDIARIES
      SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED STATEMENTS OF CASH FLOWS


                                      For The Years Ended December 31,

                                       2003            2002           2001
                                   -------------------------------------------
                                  Auto.,          Auto.,           Auto.,
                                   and    Finan.   and    Finan.    and   Finan.
                                  Other    and    Other    and     Other   and
                                  Oper.   Insur.  Oper.   Insur.   Oper.  Insur.
                                  -----   ------  -----   ------   -----  ------
                                               (dollars in millions)
     Cash flows from
       operating activities
     Income (loss) from
     continuing operations        $35   $2,827      $93  $1,882   $(546) $1,768
     Adjustments to
       reconcile income (loss)
       from continuing
       operations to net cash
       provided by operating
       activities
      Depreciation and
       amortization expenses    7,946    6,031    6,324   5,541   5,907   5,857
      Postretirement benefits
       other than pensions,
       net of payments and VEBA
       contributions           (1,563)       -     (223)     15   1,862      20
      Pension expense, net of
       contributions          (13,849)       -   (3,396)      -     144       -
      Net change in mortgage
       loans                        -      456        -  (4,716)      -  (4,608)
      Net change in mortgage
       securities                   -      236        -    (656)      -    (777)
      Change in other
       investments and
       miscellaneous assets      (200)  (1,245)   2,064   3,506     591  (2,194)
      Change in other operating
       assets and liabilities   3,067      137    3,808  (4,286) (1,152)  1,093
      Other                      (762)   4,484     (659)  3,880     981   3,234
                                -----   ------    -----   -----   -----   -----
     Net cash provided by
       operating activities   $(5,326) $12,926   $8,011  $5,166  $7,787  $4,393
                                -----   ------    -----   -----   -----   -----

     Cash flows from investing
       activities
     Expenditures for property (6,616)    (714)  (6,414)   (457) (7,812)    (20)
     Investments in marketable
       securities -
       acquisitions            (9,934) (15,522)  (2,228)(37,158)   (767)(37,481)
     Investments in marketable
       securities -
       liquidations             1,405   17,144      873  34,815   1,228  36,332
     Net change in mortgage
       servicing rights             -   (2,556)       -  (1,711)      -  (2,075)
     Increase in finance
       receivables                  - (149,419)       -(143,025)      -(107,567)
     Proceeds from sale of
       business units           4,148        -        -       -       -       -
     Proceeds from sales of
       finance receivables          -  107,504        - 117,276       -  95,949
     Operating leases -
       acquisitions                 -  (11,761)       - (16,624)      - (12,938)
     Operating leases -
       liquidations                 -    9,952        -  13,994       -  11,892
     Investments in companies,
       net of cash
       acquired                   (57)    (144)    (688)   (182)   (741)   (542)
     Net investing activity with
       Financing and
       Insurance Operations     1,000        -      400       -    (500)      -
     Other                        332   (1,754)   1,513    (508)    244    (117)
                                -----    -----    -----  ------   -----  ------

     Net cash used in
       investing activities    (9,722) (47,270)  (6,544) 33,580) (8,348)(16,567)
                                -----   ------    -----  ------   -----  ------

     Cash flows from financing
       activities
     Net (decrease) increase in
       loans payable             (234)     469     (335)  1,105  (1,440)(20,300)
     Long-term debt -
       borrowings              14,785   82,606    4,562  46,849   4,435  58,522
     Long-term debt -
       repayments                 (19) (38,943)    (145)(24,220)   (884)(18,906)
     Net financing activity with
       Automotive and Other
       Operations                   -   (1,000)       -    (400)      -     500
     Repurchases of common and
       preference stocks            -        -      (97)      -    (264)      -
     Proceeds from issuing
       common stocks                -        -       62       -     100       -
     Proceeds from sales of
       treasury stocks             60        -       19       -     418       -
     Cash dividends paid to
       stockholders            (1,121)       -   (1,121)      -  (1,105)      -
     Other                          -    1,319        -   2,638       -     924
                                -----    -----    -----   -----   -----  ------

     Net cash provided by (used
       in) financing
        activities             13,471   44,451    2,945  25,972   1,260  20,740
                               ------   ------    ----   ------   -----  ------
     Net cash provided by
       discontinued
       operations                 275        -        -       -       -       -
     Effect of exchange rate
       changes on cash
       and cash equivalents       661      268      485      10     (74)    (22)
     Net transactions with
       Automotive/Financing
       Operations                 403     (403)    (467)    467    (414)    414
                               ------    -----    -----   -----   -----   -----

     Net increase (decrease) in
       cash and cash
       equivalents               (238)   9,972    4,430  (1,965)    211   8,958
     Cash and cash equivalents
       at beginning of
       the year                12,162    8,158    7,732  10,123   7,521   1,165
                               ------   ------   ------  ------   -----  ------

     Cash and cash equivalents
       at end of the
       year                   $11,924  $18,130  $12,162  $8,158  $7,732 $10,123
                               ======   ======   ======   =====   =====  ======

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          ----------------------------
                                          (Registrant)
Date:  January 20, 2004              By:  /s/PETER R. BIBLE.
-----------------------                   ----------------------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)